As filed with the Securities and Exchange Commission on August 9, 2012
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

HANDY & HARMAN LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3768097
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1133 Westchester Avenue, Suite N222 White Plains, New York 10604
(Address Principal Executive Offices) (Zip Code)

2007 Incentive Stock Plan, as amended
(Full Title of the Plan)

Glen Kassan
Chief Executive Officer
Handy & Harman Ltd.
1133 Westchester Avenue, Suite N222
White Plains, New York 10604

Copy to:

Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222

(Name and Address of Agent For Service)

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(914) 461-1300
Telephone Number, Including Area Code of Agent For Service.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	450,000	$12.53	$5,638,500	$646.17
TOTAL				$646.17

(1)
Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, the registration statement also covers such indeterminate additional shares of common stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Registrant’s 2007 Incentive Stock Plan, as amended (the “Plan”).

(2)	The number of shares available for the grant of options under the Plan has been increased from 1,200,000 shares to 1,650,000.

(3)
Pursuant to Rule 457 (h) of the Securities Act of 1933, as amended, the offering price per share, solely for the purpose of calculating the registration fee, is based on the average of the high and low prices of the Registrant’s common stock on the NASDAQ Capital Market on August 2, 2012.

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STATEMENT UNDER GENERAL INSTRUCTION E –
REGISTRATION OF ADDITIONAL SECURITIES

Handy & Harman Ltd. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 450,000 shares of its common stock, $0.01 par value per share (“Common Stock”), issuable under the Company’s 2007 Incentive Stock Plan, as amended (the “Plan”). The increase in the number of shares authorized for issuance under the Plan from 1,200,000 to 1,650,000 was approved by the Company’s stockholders at an annual meeting of the Company’s stockholders held on May 23, 2012. On June 28, 2007, the Company filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-144148), registering 80,000 shares of Common Stock (as adjusted to give effect to the reverse split of the Common Stock consummated on November 24, 2008), and on March 11, 2011, the Company filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-172788) (collectively, the “Prior Registration Statements”), registering an additional 1,120,000 shares of Common Stock, all of which were to be issued in connection with the Plan.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 15, 2012, as amended by Form 10-K/A filed April 30, 2012;

(2)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 filed on May 1, 2012 and ended June 30, 2012 filed on August 9, 2012;

(3)	Our Current Reports on Form 8-K filed on each of January 5, 2012, January 19, 2012; March 15, 2012, May 1, 2012, and May 30, 2012; and

(4)
The description of our Common Stock in our registration statement on Form 8-A12B, as filed with the Commission on December 4, 2008 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We incorporate by reference the documents listed above and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all the shares of Common Stock that are part of this offering.

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Item 5. Interests of Named Experts and Counsel

The validity of the shares of Common Stock offered hereby have been passed upon by Olshan Frome Wolosky LLP, New York, New York.

Item 8. Exhibits

Exhibit No. Description

5.1	Opinion of Olshan Frome Wolosky LLP with respect to legality of the Common Stock.

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2	Consent of Olshan Frome Wolosky LLP, included in Exhibit No. 5.1.

24.1	Power of Attorney, included on the signature page to this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 9th day of August, 2012.

HANDY & HARMAN LTD.
(Registrant)

By:	/s/ Glen M. Kassan
	Name:	Glen M. Kassan
	Title:	Vice Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Glen M. Kassan and James F. McCabe, Jr. and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Warren G. Lichtenstein	August 9, 2012
	Warren G. Lichtenstein, Chairman of the Board	Date

By:	/s/ Glen M. Kassan	August 9, 2012
	Glen M. Kassan, Director and Chief Executive	Date
Officer (Principal Executive Officer)

By:	/s/ James F. McCabe, Jr.	August 9, 2012
	James F. McCabe, Jr., Chief Financial Officer	Date
(Principal Accounting Officer)

By:	/s/ John H. McNamara, Jr.	August 9, 2012
	John H. McNamara, Jr., Director	Date

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By:	/s/ Patrick A. DeMarco	August 9, 2012
	Patrick A. DeMarco., Director	Date

By:	/s/ Jack L. Howard	August 9, 2012
	Jack L. Howard, Vice Chairman	Date

By:	/s/ Robert Frankfurt	August 9, 2012
	Robert Frankfurt, Director	Date

By:	/s/ Garen W. Smith	August 9, 2012
	Garen W. Smith, Director	Date

By:	/s/ Jeffrey A. Svoboda	August 9, 2012
	Jeffrey A. Svoboda, Director	Date

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Exhibit Index

Exhibit No. Description

5.1	Opinion of Olshan Frome Wolosky LLP with respect to legality of the Common Stock.

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm.

23.2	Consent of Olshan Frome Wolosky LLP, included in Exhibit No. 5.1.

24.1	Power of Attorney, included on the signature page to this Registration Statement.

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